Exhibit 10.2

ASSIGNMENT OF CLAIM

1. Identification of the parties:

Seller:

SMART SAND, INC.

Attn:	Lee Beckelman
Tel:	(281) 231-2658
Email:	lbeckelman@smartsand.com

Buyers:

The entities listed on Exhibit A and signatories hereto

2. By this Assignment of Claim (“Assignment”), Seller, its successors and assigns, for good and valuable consideration as set forth on Exhibit A hereto with respect to each Buyer, the sufficiency of which is hereby acknowledged by Seller, absolutely and unconditionally sells, transfers and assigns unto Buyers, in the applicable amounts set forth on Exhibit A for each Buyer, its successors and assigns, all of Seller’s rights, title and interest in and to (a) the claim (Claim No. 1281) (the “Claim”) of Seller against C&J Well Services, Inc. (“Debtor”), a debtor-in-possession in the Chapter 11 reorganization case In re CJ Holding Co., et al., Case No. 16-33590 (CRJ) (Jointly Administered) (the “Case”), in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), described more fully in the Order Granting Debtors’ Motion for Entry of an Order Approving A Settlement With Smart Sand, Inc., signed October 21, 2016, and accompanying Stipulated Order and Amendment to Stipulated Order attached as Exhibit 1 thereto (collectively, the “Stipulation and Order”) [Docket No. 615], and (b) all rights relating to the Claim under the Stipulation and Order and proceeds of any kind of the foregoing, including, without limitation, all cash, securities or other property distributed or payable on account thereof, or exchanged in return therefore (collectively, the “Assigned Rights”). The consideration paid by Buyers to Seller for the Claim is set forth on Exhibit A annexed hereto and made a part hereof. For the avoidance of doubt, Buyers are not assuming any obligations or liabilities of any kind owing to Debtor or any other party with respect to, under or in connection with the Assigned Rights, Stipulation and Order or the Case.

3. Seller represents and warrants the following:

[X] YES, PROOF(S) OF CLAIM HAVE been duly and timely filed in the Case in the aggregate amount of $12,075,000 of which (a) $75,000 was allowed as an administrative expense claim and has previously been paid pursuant to the Stipulation and Order to Seller and is not being transferred hereunder, and (b) a balance of $12,000,000 was allowed as a general unsecured claim pursuant to the terms of the Stipulation and Order. A true and complete copy of the proof of claim is attached to this Assignment (collectively, the “Proof of Claim”). The Proof of Claim has not been revoked, withdrawn, or otherwise retracted or modified and no right thereunder has been waived, and all statements in such Proof of Claim are true and correct as of the date hereof.

[    ] NO, a PROOF OF CLAIM HAS NOT been filed in the Case. The agreements, instruments, invoices, purchase orders, proofs of delivery and other documents evidencing the Claims support the filing of a proof of claim against the Debtor in the amount of (the “Proof of Claim Amount”).

4. Seller further represents and warrants that: (a) the Claim is an allowed general unsecured claim in the amount of $12,000,000 pursuant to the final and non-appealable Stipulation and Order; (b) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of this Assignment by Seller; (c) this Assignment has been duly authorized, executed and delivered by Seller and Seller has the requisite power and authority to execute, deliver and perform this Assignment; (d) this Assignment constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms; (e) it has not filed a petition seeking protection under the Bankruptcy Code, or admitted its inability to, or failed to, pay its debts generally as they become due; (f) except as otherwise set forth in Section 3 above, no payment or other distribution has been received by Seller, or by any third party on behalf of Seller, in full or partial satisfaction of, or in connection with, the Assigned Rights; (g) no portion of the Assigned Rights has been sold, assigned or pledged to any third party in whole or in part; (h) the Claim is not subject to any factoring agreement; (i) Seller is the sole legal and beneficial owner of and has good title to the Assigned Rights, and is hereby selling to Buyers 100% of its legal and beneficial title to the Claim free and clear of any and all liens, security interests, encumbrances or claims of any kind or nature whatsoever; (j) Seller has not engaged (and shall not engage) in any acts, conduct or omissions, or had any relationship with the Debtor or its affiliates, that will result in Buyers receiving in respect of the Assigned Rights proportionately less in payments or distributions or less favorable treatment (including the timing of payments or distributions) than other general unsecured creditors of such Debtor; (k) no distribution or other payment has been received by or on behalf of Seller, in full or partial satisfaction of the Assigned Rights, other than the $75,000 payment set forth in Section 3 above; (l) other than the Stipulation and Order, there are no agreements between Seller and Debtor that could affect the Assigned Rights; (m) except as provided in the Stipulation and Order, Seller has no obligation or liability to the Debtor or any of its affiliates, if any, related to or in connection with the Claim or the Case, and has not effected and will not effect any netting, set-off, recoupment or other recovery of all or any portion of the Claim or the Assigned Rights against any claim or obligations owed to Debtor or any of its affiliates and has not received any notification from the Debtor or any of its affiliates of an intent by any of them to net, setoff or recoup amounts from the Seller by reducing recovery on the Claim.

5. Each Buyer represents and warrants for itself that (a) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of this Assignment by Buyer; (b) this Assignment has been duly authorized, executed and delivered by Buyer and Buyer has the requisite power and authority to execute, deliver and perform this Assignment; (c) this Assignment constitutes the valid, legal and binding agreement of Buyer, enforceable against Buyer in accordance with its terms; (d) it has adequate information, has made such investigations, and has reviewed all documents and records concerning the Claim, the Case, the Debtor and such other matters as it has deemed relevant in order to make an informed decision regarding the purchase of the Claim and that it has independently and without reliance on Seller, and based on such information as Buyer has deemed appropriate, made its own decision to enter into this Assignment, (f) it is purchasing the Claim on an “as is where is basis”, and (g) Buyer understands and acknowledges that the Seller makes no representations or warranties of any kind regarding the amount or value of any distributions in the Case with respect to the Claim and that Buyer is taking all risk relating to the value of the distributions, if any, with respect to the Claim. Notwithstanding anything to the contrary herein, the Seller agrees that Silver Oak Capital, L.L.C., as agent for and on behalf of AG Cataloochee, L.P. (“AG Cataloochee”) shall have no obligation or liability under this Assignment and is acting solely as agent for AG Cataloochee, and all obligations and liabilities of AG Cataloochee are enforceable solely against AG Cataloochee and its assets and not against any general partner, limited partner, shareholder or member of AG Cataloochee or Silver Oak Capital, L.L.C. or against any assets of any general partner, limited partner, shareholder or member of AG Cataloochee or Silver Oak Capital, L.L.C. No manager, officer, or agent of AG Cataloochee shall be personally liable for any obligation under this Assignment. The representations, warranties, covenants and indemnities made by AG Cataloochee under this Assignment shall be for itself only. Silver Oak Capital, L.L.C. represents and warrants that it has full power and authority to execute this Assignment and for and on behalf of AG Cataloochee.

6. Seller is aware that the consideration being paid by Buyers hereunder may differ both in kind and amount from the amount ultimately distributed with respect to the Claim pursuant to any plan of reorganization confirmed for the Debtor. Seller represents that it has adequate information concerning the financial condition of the Debtor and the Case to make an informed decision regarding the sale of the Claim and that it has independently and without reliance on Buyers, and based on such information as Seller has deemed appropriate, made its own decision to enter into this Assignment. Seller is aware that information which may be pertinent to Seller’s decision to transfer the Claim is available to Seller and can be obtained from the Bankruptcy Court’s files. Seller further represents that it is not and has never been an “insider” of the Debtor (as defined in Section 101(31) of the Bankruptcy Code) or a member of any official or unofficial committee in respect of the Case.

7. Seller acknowledges and agrees that: (a) Buyers currently may have, and later may come into possession of, information relating to the Debtor that is not known to Seller and that such information may be material to Seller’s decision to assign the Claim to Buyers (“Seller Excluded Information”); (b) Seller has determined to assign the Claim notwithstanding its lack of knowledge of the Seller Excluded Information; and (c) Buyers shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyers with respect to the non-disclosure of the Seller Excluded Information.

8. (a) Seller agrees that in the event Seller receives any payments or distributions or notices with respect to or relating to the Claim, Seller shall (i) accept the same as Buyers’ agent, (ii) hold the same in trust on behalf of and for the sole benefit of Buyers, (iii) notify Buyers, at the addresses set forth on Exhibit A hereto, of receipt of the payments or distributions or notices and (iv) in the case of cash (“Cash Distribution”), promptly deliver the same forthwith to Buyers (free of any withholding, set-off, claim or deduction of any kind), within 5 business days via Federal Funds Wire to Buyers pursuant to the wire instructions set forth on Exhibit A hereto. In the event Seller fails to deliver the Cash Distribution to Buyers within 5 business days of Seller’s receipt, Seller shall be obligated to pay Buyers interest on the Cash Distribution at 4% per annum, from the date of Seller’s receipt to the date of Buyers’ receipt, which shall be Buyers’ sole remedy with respect to a Cash Distribution. Moreover, in the event Seller receives a Cash Distribution prior to or at the time of the funding of the consideration to be paid under this Assignment, Buyers shall have the right (at their option) to offset (in whole or in part) the Cash Distribution against the consideration by instructing Seller to retain all or a portion of the Cash Distribution.

(b) In the case of distributions in the form of securities (“Securities Distribution”), Seller shall (i) immediately notify Buyers, at the addresses identified in Exhibit A of this Assignment, of Seller’s receipt of such distributions and (ii) immediately deposit such securities in Seller’s brokerage account and (iii) instruct the broker to immediately deliver such securities in electronic form to the Buyers’ DTCC accounts identified in Exhibit A of this Assignment (“Buyers Account”). In the event Seller (or Seller’s broker) fails to deliver the Securities Distribution to Buyers Account within 5 business days of Seller’s receipt, Seller shall be obligated to pay Buyers interest, from the date of Seller’s receipt to the date of delivery to Buyers Account, computed as follows: (i) in the case of debt Securities Distributions – at 4% per annum on the face value of the securities, which shall be Buyers’ sole remedy with respect to a debt Securities Distribution; and (ii) in the case of equity Securities Distributions – at 4% per annum on the value of the securities stated in the Debtor’s disclosure statement, which shall be Buyers’ sole remedy with respect to an equity Securities Distribution;

(c) Seller agrees to promptly provide Buyers, with copies of all correspondence with respect to the Claim, including but not limited to any cure notices received from Debtor. Seller agrees to promptly and fully follow Buyers’ instructions regarding any cure notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, email or telecopy at or if duly deposited in the mails by certified or registered mail, postage prepaid, return receipt requested to the Buyers at the address specified in Exhibit A of this Assignment.

9. Reserved

10. From and after Seller’s receipt of the full amount of the consideration set forth in Exhibit A hereto, Seller hereby irrevocably appoints Buyers with full power of substitution as its true and lawful attorney and authorizes Buyers to act in Seller’s name, place and stead, to demand, sue for, compromise, recover, and transfer to Buyers all such sums of money and securities which now are, or may hereafter become due and payable for, or on account of the Claim herein assigned. Seller grants unto Buyers full authority to do all things necessary to enforce or compromise the Claim and Seller’s rights thereunder or related thereto pursuant to this Assignment. Seller agrees that the powers granted by this paragraph are discretionary in nature and exercisable at the sole option of Buyers. Buyers shall have no obligation to take any action to prove, defend, demand or take any action with respect to the Claim or otherwise in the Case. Seller agrees to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effect assignment of the Claim and all interests therein to Buyers, to fully assist Buyers in enforcing the Claim and to otherwise effectuate the intent of this Assignment. Seller agrees that Buyers may sell, transfer or assign the Claim, or any portion thereof, together with all right, title and interest of Buyers and all obligations of Buyers in and to this Assignment (the purchaser or transferee of the Claim from the Buyers is defined as the “Beneficial Owner”). In the event a Buyer sells, transfers or assigns the Claim, or any portion thereof: (i) such Buyer shall have no further obligations to Seller under this Assignment; (ii) Seller shall deal only with the Beneficial Owner of the Claim; (iii) Seller shall only enforce its rights under this Assignment against the Beneficial Owner of the Claim; and (iv) the Beneficial Owner shall have all of such Buyer’s rights under this Assignment and related documents.

11. Seller and Buyers agree that any dispute, claim or controversy out of or relating to this Assignment or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate shall be determined by arbitration. Such arbitration shall be determined: (i) in accordance with the Federal Arbitration Act to the fullest extent permitted by law or the law of the State of New York, if applicable; (ii) only before and administered by Judicial Mediation and Arbitration Services, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures; and (iii) will be conducted in the City of New York before one arbitrator. Any judgment upon the award of the arbitrator may be entered in any state or federal court having jurisdiction there over without further notice to the party against whom a decision is rendered. Seller and Buyers further acknowledge that: (A) arbitration is final and binding on the parties; (B) the parties are waiving their right to seek remedies in court, including the right to jury trial; (C) pre-arbitration discovery is generally more limited than and different from court proceedings; (D) the arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

12. The documents attached hereto as Exhibit B and incorporated herein by reference may be filed by Buyers with the Bankruptcy Court as evidence of this transfer at any time after Seller has received the full amount of the consideration set forth in Exhibit A hereto from each and every Buyer. For the avoidance of doubt, no evidence of transfer attached hereto as Exhibit B shall be filed by any Buyer unless and until Seller has received the full amount of the consideration from each and every Buyer for the purchase of, in the aggregate, $12,000,000 in amount of the Claim. Seller grants Buyers the right to: (a) make any corrections to Exhibit B necessary to effect assignment of the Claim; and (b) execute other evidences of transfer that may be necessary to transfer other proofs of claim filed by Seller in the Case. Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the Bankruptcy Rules, and stipulates that an order may be entered recognizing this Assignment as an unconditional assignment and the Buyers herein as the valid owner of the Claim. Seller acknowledges and agrees that Buyers shall be the holder of record of the Claim and shall identify itself as such on the records of the Bankruptcy Court.

13. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Assignment and the purchase and sale of the Claim and shall inure to the benefit of, be binding upon and enforceable by the parties hereto and their successors and assigns. A facsimile or electronic copy of this executed Assignment shall constitute an original and shall bear the same binding effect as any original signatures. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same document. This Assignment shall be read and interpreted according to its plain meaning and an ambiguity shall not be construed against either party. It is expressly agreed by the parties that the judicial rule of construction that a document should be more strictly construed against the draftsperson thereof shall not apply to any provision of this Assignment. This Assignment (including the Exhibits attached hereto, and other documents incorporated into this Assignment by express reference) may not be modified, waived, changed or discharged, in whole or in part, except by an agreement in writing signed by Buyers and Seller, and constitutes the entire understanding between Buyers and Seller and supersedes any previous agreement, verbal or written, between the parties. This Assignment and all matters arising out of or relating to it shall be governed by and construed in accordance with the laws of the State of New York without reference to any conflicts of law provisions.

14. Notwithstanding anything to the contrary in this Assignment, the parties hereby agree that all obligations and liabilities of a party hereunder are enforceable solely against such party and such party’s assets and not against any officer, director, employee, trustee, stockholder member or limited or general partner of such party or against any assets of any officer, director, employee, trustee, stockholder member or limited or general partner of such party.

All rights, powers, and remedies provided under this Assignment or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party or any other Party.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Assignment by its duly authorized representative as of the date shown below.

Smart Sand, Inc.		AG ENERGY CREDIT OPPORTUNITIES FUND LP
		By:	Angelo, Gordon & Co., L.P., as fund advisor

By:	/s/ Lee Beckelman	By:	/s/ Gavin Baiera
Name:	Lee Beckelman	Name:	Gavin Baiera
Title:	Chief Financial Officer	Title:	Authorized Signatory
Date:	December 8, 2016	Date:	December 9, 2016

AG ENERGY CREDIT OPPORTUNITIES INVESTMENTS FUND LP
		By:	Angelo, Gordon & Co., L.P., as fund advisor
		By:	/s/ Gavin Baiera
		Name:	Gavin Baiera
		Title:	Authorized Signatory
		Date:	December 9, 2016

SILVER OAK CAPITAL, L.L.C., as agent for and on behalf of AG Cataloochee, L.P.

		By:	/s/ Gavin Baiera
		Name:	Gavin Baiera
		Title:	Authorized Signatory
		Date:	December 9, 2016